UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 27, 2011

NATIONAL PROPERTY INVESTORS 5

(Exact name of Registrant as specified in its charter)

California	0-11095	22-2385051
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

National Property Investors 5, a California limited Partnership (the “Registrant”), owns Willow Park on Lake Adelaide Apartments (“Willow Park”), a 185-unit apartment complex located in Altamonte Springs, Florida. As previously disclosed, on May 26, 2011, the Registrant entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, BHE Acquisitions, L.L.C., an Iowa limited liability company (the “Purchaser”), to sell Willow Park to the Purchaser for a total sales price of $8,950,000.

On June 27, 2011, the Registrant and Purchaser entered into a First Amendment of Purchase and Sale Contract (the “First Amendment”), pursuant to which the expiration of the feasibility period was extended to June 30, 2011.

This summary of the terms and conditions of the First Amendment is qualified in its entirety by reference to the First Amendment, a copy of which is attached hereto as an exhibit.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

10.35       First Amendment of Purchase and Sale Contract between National Property Investors 5, a California limited partnership, and BHE Acquisitions, L.L.C., an Iowa limited liability company, dated June 27, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Property Investors 5

By:  NPI Equity Investments, Inc.

Managing General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Senior Director of Partnership Accounting

Date: June 30, 2011